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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: OCTOBER 10, 2003
                DATE OF EARLIEST EVENT REPORTED: OCTOBER 1, 2003

COMMISSION FILE NUMBERS - 333-77441, 333-77437, 333-87174, 333-87178, 333-87182
AND 333-87950

                      SAGE LIFE ASSURANCE OF AMERICA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
                  DELAWARE                                        51-0258372
(STATE OR OTHER JURISDICTION OF INCORPORATION)       (I.R.S. EMPLOYER IDENTIFICATION NO.)

           969 HIGH RIDGE ROAD, SUITE 200, STAMFORD, CONNECTICUT 06905
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (203) 321-8999
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On October 1, 2003, following receipt of approval of the Department of Insurance of the State of Delaware thereof, Sage Insurance Group Inc., a Delaware general corporation ("Sage Group") and an indirect parent company of the Registrant, Sage Life Assurance of America, Inc. ("Sage Life America" or the "Registrant"), transferred (the "Transfer") 1,000 shares of the common stock of Sage Life Holdings of America, Inc. ("Sage Life Holdings"), a Delaware general corporation and the holder of 100% of the common stock of the Registrant, to Swiss Re Life & Health America Inc., a Connecticut insurance company ("Swiss Re America"). The total consideration payable in the transaction was a cash purchase price of $100. The Transfer resulted in Swiss Re America and its affiliates beneficially owning all of the issued and outstanding shares of capital stock of Sage Life Holdings. Swiss Re America is a wholly owned subsidiary of Swiss Reinsurance Company, a Swiss company. Swiss Re America is currently rated A++ by A.M. Best Company. Sage Life America discontinued new product issuance effective December 31, 2002, and is now focused on the administration of its portfolio of in-force business.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 Sage Life Assurance of America, Inc.



                                       /s/ Mitchell R. Katcher
                                         Mitchell R. Katcher
                                              President
                                       & Chief Executive Officer

DATE: OCTOBER 10, 2003